EXHIBIT 99.1

Post Office Box 1037, Covington, Georgia 30015-1037                                                                   P 770-786-7088    F 770-385-3575                                                                  www.newtonfederal.com

For Immediate Release

For more information:
Johnny S. Smith
Chief Executive Officer
Community First Bancshares, Inc.
(770) 786-7088
johnnysmith@newtonfederal.com

Edward J. Cooney
Chief Executive Officer
ABB Financial Group, Inc.
(678) 742-9990
ecooney@myaffinitybank.com

COMMUNITY FIRST BANCSHARES, INC. EXECUTES MERGER AGREEMENT TO ACQUIRE ABB FINANCIAL GROUP, INC.

COVINGTON, GA and ATLANTA, GA – August 20, 2019 – Community First Bancshares, Inc. (NASDAQ: CFBI) (“CFBI”), the parent company of Newton Federal Bank, and ABB Financial Group, Inc. (“ABB”), parent company of Affinity Bank, announced today that they have entered into a definitive merger agreement whereby CFBI has agreed to acquire ABB and its wholly owned bank subsidiary, Affinity Bank, in an all-cash transaction. The transaction has been unanimously approved by the Boards of Directors of each company and is expected to close in the fourth quarter of 2019 or the first quarter of 2020.

ABB is headquartered in Atlanta, less than one mile from The Battery, the dynamic neighborhood that includes SunTrust Park, home of the Atlanta Braves.  ABB also operates a loan production office in the fast-growing and affluent Cumming/Alpharetta, Georgia market.

The merger will expand CFBI’s presence in the highly desirable Atlanta MSA and accelerates CFBI’s growth strategy following its mutual holding company reorganization and initial public offering in 2017.  It also enhances CFBI’s commercial banking capabilities and adds an affluent dental clientele that has spurred ABB’s growth over the last several years. The pro forma company will be one of the 10-largest Georgia-based banks, by deposits, headquartered in the Atlanta MSA.

Under the terms of the merger agreement, ABB shareholders will receive cash merger consideration of $7.50 for each share of ABB. Including consideration received by ABB option holders, the transaction is valued at approximately $40.3 million. Additionally, ABB’s preferred stock and trust preferred securities will be redeemed at the close of the transaction, and all accrued but unpaid dividends and interest will be paid on the preferred stock and trust preferred securities.  The transaction is expected to be meaningfully accretive to CFBI’s 2020 earnings per share, excluding one-time merger costs, and the tangible book value earn-back is expected to be less than 3.5 years, utilizing the crossover method.

“This transaction marks an important milestone for Newton Federal Bank as we continue to position our organization as a premier Atlanta community bank,” said Billy Fortson, Chairman of CFBI. “ABB brings an attractive customer base and an energetic banking team that, combined with our wonderful team at Newton Federal Bank, will offer a best-of-class banking experience for current and prospective customers. Our partnership will also contribute to attracting talented, Atlanta-area bankers to further our growth strategy and reward shareholders with strong performance.”

“We are very excited to join the CFBI team,” said ABB Chief Executive Officer Ed Cooney. “This combination is incredibly positive for both banks’ clients, employees and shareholders. I’ve known CFBI CEO Johnny Smith for a long time and look forward to working with him and his team.  Together, we will leverage the combined resources and products to clients and prospects across our combined markets in furthering our shared objective of providing a superior banking solution for all stakeholders.”

“This is a transformative event for the Newton Federal customers, employees and shareholders,” stated CFBI Chief Executive Officer Johnny Smith. “Our respective management teams have spent a considerable amount of time prior to this point, studying the relative strengths and weaknesses of our banks.  Together, we believe the strengths are enhanced and the weaknesses are diminished.  I believe there will be very few Georgia community banks that will match our diverse lines of business and attractive market demographics.”

Upon completion of the transaction, Ed Cooney will become CEO of CFBI and Newton Federal Bank and will also become a director of both entities.  Johnny Smith of CFBI will remain President of CFBI and Newton Federal Bank and will continue to serve on the boards of both entities.  Affinity Bank will merge into Newton Federal Bank.  Based on June 30, 2019 bank-level financials, and excluding merger accounting adjustments, the combined institution will have approximately $613 million in assets, $465 million in deposits and $500 million in loans.

Completion of the transaction is subject to customary closing conditions, including the receipt of required regulatory approvals and the approval of ABB’s shareholders.

Banks Street Partners, a Performance Trust Company, acted as financial advisor to CFBI, and Luse Gorman, PC, served as its legal advisor. RP Financial, LC. provided a Fairness Opinion to ABB, and Miller & Martin, PLLC served as its legal advisor.

About Community First Bancshares, Inc.

Community First Bancshares, Inc. (NASDAQ: CFBI) is a federal corporation based in Covington, Georgia with $305 million in assets. The company’s banking subsidiary, Newton Federal Bank, opened in 1928 and currently operates two full-service offices in Covington, Georgia and loan production offices in Athens, Georgia and Braselton, Georgia. The bank specializes in providing a full range of consumer and commercial banking products to individuals, small businesses and corporations. Additional information about the company and the bank’s products and services can be found at www.newtonfederal.com.

About ABB Financial Group, Inc.

ABB Financial Group, Inc. is the parent company of Affinity Bank.  Affinity Bank is based in Atlanta, Georgia and was formed in 2002.  Affinity Bank, with $308 million in assets, delivers a full slate of commercial banking services through a high-tech, high-touch delivery system and is a Southeast leader in remote deposit technology.  The bank is also recognized as a leading banking provider to dentists throughout the Southeast and founded the Dental Offices Managers Association (DOMA), a provider of quality continuing education to dental office managers.  Furthermore, the bank is experiencing great success with their online bank, Fitness Bank, which kicked off earlier this year providing competitive savings rates for those “athletes” who achieve a certain number of steps each month on their fitness device.  In addition to its main office in Atlanta, Affinity Bank operates a loan production office serving the Alpharetta and Cumming, GA markets.

FORWARD-LOOKING STATEMENTS
This press release contains “forward-looking statements”. In general, forward-looking statements usually use words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, including statements related to the expected timing of the closing of the merger, the expected returns and other benefits of the merger, to shareholders, expected improvement in operating efficiency resulting from the merger, estimated expense reductions resulting from the transactions and the timing of achievement of such reductions, the impact on diluted earnings per share and tangible book value, and the effect of the merger on CFBI’s capital ratios. Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements.
Factors that could cause or contribute to such differences include, but are not limited to, the possibility that expected benefits may not materialize in the time frames expected or at all, or may be more costly to achieve; that the merger may not be timely completed, if at all; that prior to completion of the merger or thereafter, the parties’ respective businesses may not perform as expected due to transaction-related uncertainties or other factors; that the parties are unable to implement successful integration strategies; that the required regulatory, shareholder, or other closing conditions are not satisfied in a timely manner, or at all; reputational risks and the reaction of the parties’ customers to the merger; diversion of management time to merger-related issues; and other factors and risk influences. Consequently, no forward-looking statement can be guaranteed. Neither CFBI nor ABB undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ADDITIONAL INFORMATION
This press release is not a solicitation of any vote or approval of the CFBI or ABB shareholders and is not a substitute for the proxy statement or any other documents which ABB may send to its shareholders in connection with the proposed merger. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities to be issued in connection with the proposed merger.

In connection with the proposed merger, ABB will send a proxy statement to its shareholders, as well as other relevant documents concerning the proposed merger. BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS OF ABB ARE URGED TO CAREFULLY READ THE ENTIRE MERGER PROXY STATEMENT REGARDING THE PROPOSED MERGER WHEN IT BECOMES AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders may obtain a free copy of the merger proxy statement (when available) at ABB’s website at www.myaffinitybank.com.

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